SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)     May 6, 1998
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                           Cytec Industries Inc.
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          (Exact name of registrant as specified in its character)

         Delaware                1-12372                22-3268660
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      (State or other          (Commission            (IRS Employer
      jurisdiction of          File Number)           Identification No.)
      incorporation)

                         Five Garret Mountain Plaza
                          West Paterson, NJ 07424
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         (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code        973-357-3100
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       (Former name or former address, if changed since last report.)

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Item 5. Other Events

          On May 6, 1998, Cytec Industries Inc. (the "Company") entered into an Underwriting Agreement providing for the sale of an aggregate of $120,000,000 principal amount of 6.846% MandatOry Par Put Remarketed Securities SM ("MOPPRS SM") due May 11, 2025, in a public offering co-managed by Merrill Lynch & Co., SBC Warburg Dillon Read Inc., Morgan Stanley Dean Witter and Salomon Smith Barney. The Company expects to receive an aggregate of approximately $123.75 million in proceeds from such sale before deducting expenses associated with such sale.

Item 7.   Financial Statements and Exhibits

          Exhibits:

          1. Underwriting Agreement, dated as of May 6, 1998 between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated, SBC Warburg Dillon Read Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc.

          4.2 Form of Remarketing Agreement between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated.


                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Cytec Industries Inc.
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                                     (Registrant)

Date May 8, 1998                     By: /s/ E. F. Jackman
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                                     E. F. Jackman
                                     Vice President